EXHIBIT (11)


EXHIBIT 11
DIXIE YARNS, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                             Three Months Ended       Six Months Ended
                           _______________________ _______________________

                              July 1,     July 2,     July 1,     July 2,
                               1995        1994        1995        1994
                           ___________ ___________ ___________ ___________
PRIMARY:
     NET INCOME (LOSS)     $   431,359 $   118,539 $ 1,314,076 $(4,223,903)
                           ___________ ___________ ___________ ___________
                           ___________ ___________ ___________ ___________


Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock       12,243,020  12,246,999  12,243,312  12,253,024

Net effect of dilutive stock
 options based on the
 treasury stock method using
 average market price           18,196      36,190      18,863      37,728

Net effect of put options
 based on the reverse
 treasury stock method using
 average market price        1,825,581     890,288   1,789,279     808,568
                           ___________ ___________ ___________ ___________

          TOTAL SHARES      14,086,797  13,173,477  14,051,454  13,099,320
                           ___________ ___________ ___________ ___________
                           ___________ ___________ ___________ ___________



         PER SHARE AMOUNT  $       .03 $       .01  $      .09 $      (.32)
                           ___________ ___________ ___________ ___________
                           ___________ ___________ ___________ ___________




FULLY DILUTED:
  Net income (loss)        $   431,359 $   118,539 $ 1,314,076 $(4,223,903)
  After-tax interest
    requirement of
    convertible subordinated
    debentures (A)                 -0-         -0-         -0-         -0-
                           ___________ __________ ____________ ___________

  ADJUSTED NET
    INCOME (LOSS)          $   431,359 $   118,539 $ 1,314,076 $(4,223,903)
                           ___________ ___________ ___________ ___________
                           ___________ ___________ ___________ ___________


EXHIBIT 11
DIXIE YARNS, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE - CONTINUED

                             Three Months Ended       Six Months Ended
                           _______________________ _______________________

                              July 1,     July 2,     July 1,     July 2,
                               1995        1994        1995        1994
                           ___________ ___________ ___________ ___________
FULLY DILUTED - CONTINUED


Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock       12,243,020  12,246,999  12,243,312  12,253,024

Net effect of dilutive stock
 options based on the
 treasury stock method using
 quarter end market price
 if higher than the average
 market price                   21,737      36,190      21,575      37,728

Net effect of put options
 based on the reverse
 treasury stock method using
 quarter end market price
 if lower than the average
 market price                1,825,581   1,109,137   1,789,279   1,109,137

Net effect of conversion of
 convertible subordinated
 debentures (A)                    -0-         -0-         -0-         -0-
                           ___________ ___________ ___________ ___________

             TOTAL SHARES   14,090,338  13,392,326  14,054,166  13,399,889
                           ___________ ___________ ___________ ___________
                           ___________ ___________ ___________ ___________



         PER SHARE AMOUNT  $       .03 $       .01 $       .09 $      (.32)
                           ___________ ___________ ___________ ___________
                           ___________ ___________ ___________ ___________



(A) Conversion of convertible subordinated debentures to 1,390,745 shares with an after-tax interest requirement of $472,538 for the three months ended July 1, 1995, and July 2, 1994, respectively and of $945,075 for the six months ended July 1, 1995, and July 2, 1994, respectively has been excluded from computation since the effect was anti-dilutive.